Exhibit 99.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, effective as of the 22nd day of September 2022 (the ’‘Effective Date”) by and among Custodian Ventures LLC, a Wyoming limited liability company (“Seller”), Yuan Xiaoyan, a Natural person (“Buyer”) and Bitmis Corp., a Nevada corporation (the “Company”).

WHEREAS, Seller owns 10 million Series A Preferred Stock (the “Shares”) of the Company. This Agreement provides for the acquisition of the Shares by Buyers for a total purchase price of US Dollars of four hundred and thirty thousand ($430, 000.00) (the “Purchase Price”) on the terms and conditions set forth below.

WHEREAS, Matthew McMurdo, Esq. from McMurdo Law Group, LLC acts as the escrow agent of this transaction.

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom, it is hereby agreed as follows:

ARTICLE I

SALE AND PURCHASE OF THE SHARES

Section 1.1 Closing. The purchase of the Shares shall be consummated at a closing (“Closing”) to take place at 10:00 o’clock a.m., before September 22, 2022 unless extended by agreement of the parties hereto (the “Closing Date”). Below are Seller’s wire instructions:

Bank Name JP Morgan Chase Bank address 3285 Long Beach Rd, Oceanside NY

11572 ABA # 021000021 Account # 259369285

Company Name: CUSTODIAN VENTURES LLC

Company Address 3445 Lawrence Ave Oceanside NY 11572

Section 1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing, Seller agrees to sell and deliver to Buyers, and Buyers agree to purchase from Seller, the Shares.

Section 1.3 Payment of Purchase Price. The Purchase Price for the Shares shall be paid to Escrow Agent, The Buyer entrusts American General Business Association to complete the payment o among which US. Dollars of fifty thousand of deposit received by Escrow Agent on May 26, 2022) shall be released to Seller on the Closing Date, pursuant to the wire instructions set forth in Section 1.1.

Section 1.4 Delivery of Shares. Immediately prior to the Closing, Seller shall have already delivered a duly executed copy of the unanimous written consent of the board of directors of the Company to authorize and approve the transfer of the Shares and reissuance of the Shares under Buyers’ names in a customary form of book entry of such Shares under Buyers’ names by the Company with the allocation set forth in in Appendix A of this Agreement.

Section 1.5 Other Closing Deliveries At the Closing, Seller and the Company shall deliver to Buyers a duly executed copy of the unanimous written consent of the board of directors of Seller and the Company, respectively authorizing Seller and the Company to enter into this Agreement and the transactions contemplated hereby. Seller, Buyers and the Company shall deliver such other customary closing documents as may be reasonably requested by the other parties.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to and to obtain the reliance of Buyers, Seller represents and warrants to Buyers that each of the following are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing. All references in this Agreement to “knowledge of Seller’’ shall mean the actual knowledge, after reasonable investigation, of Seller and its sole manager, David Lazar. Seller has no officers or any member or manager other than David Lazar.

Section 2.1 No Conflict, Authority. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in contravene or conflict with or the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement or instrument to which Seller is a party or to which the Shares are subject, nor result in contravene, conflict with or a violation of, any Law or Order to which Seller is a party or to which the Shares are subject. Seller has full power, authority and legal right and has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2 Title to the Shares. Seller owns, of record and beneficially, and has good valid and indefeasible title to the Shares of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority and right to transfer the Shares to Buyers. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

Section 2.3 Tax Matters. The Shares are not subject to any lien arising in connection with any failure or alleged failure to pay tax. There are no pending, threatened, or proposed audits, assessments or claims from any tax authority for deficiencies, penalties, or interest with respect to Seller that would affect the Shares.

Section 2.4 Due Diligence Materials Provided. Seller has provided Buyers with true and accurate copies of all corporate books and records relating to the Company in Seller’s possession or control, save and except those additional books and records. Seller does not have any actual knowledge of any liability or obligation of the Company other than is reflected in said books and records.

Section 2.5 Brokers and Finders Seller represents and warrants that Seller has made no agreements involving any fees of any type that relate to this Agreement and that would involve Buyers, including but not limited to broker’s fee, finder’s fees or any similar compensation arrangement.

Section 2.6 Authorized Shares. As of the Closing (i) the total number of authorized shares of common stock of the Company shall be 75,000,000 par value $0.001 per share, and that the total number of shares of common stock of the Company issued and outstanding shall be 6,250,750; and (ii) the total number of authorized shares of preferred stock of the Company shall be 10,000,000, par value $0.001 per share, and that the total number of shares of said preferred stock of the Company issued and outstanding shall be 10,000,000.

Section 2.7 Litigation. To the knowledge of Seller, (i) there is no claim, legal action, suit, arbitration, investigation or hearing, notice of claims or other legal, administrative or governmental proceedings pending or, to the knowledge of Seller, threatened against Seller or the Company; and (ii) there is no continuing order, injunction, or decree of any court, arbitrator, or governmental or administrative authority to which Seller or the Company is a party or to which it or any of its assets is subject

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYERS

As an inducement to and to obtain the reliance of Seller and the Company, each Buyer represents and warrants to Seller and the Company that each of the following are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing. All references in this Agreement to “knowledge of Buyers” shall mean the actual knowledge, after reasonable investigation.

Section 3.1 No Conflict, Authority. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in contravene or conflict with or the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement or instrument to which each Buyer is a party , nor result in contravene, conflict with or a violation of, any Law or Order to which each Buyer is a party. Each Buyer has full power, authority and legal right and has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement

Section 3.2 Restricted Shares. Each Buyer acknowledges that the sale of Shares pursuant to this Agreement has not been registered under the Securities Act or any state securities laws, are being offered and sold to in reliance upon an exemption from the registration and prospectus delivery requirements of the 1933 Securities Act, as amended (the “Securities Act”) which relate to private offerings, are being offered and sold to in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private transfer and each Buyer must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt therefrom. Each Buyer acknowledges that the shares shall bear restrictive legends.

Section 3.3 Buyer’s Sophistication. Each Buyer (i) acknowledges that the purchase of Shares involves a high degree of risk in that the Company has no current business operations or plans and may require substantial funds; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction; (iv) that the sale of the Shares to each Buyer is not registered with the US Securities and Exchange Commission or with the securities administrator of any state; (v) that the Shares are being sold pursuant to an exemption from such registration requirements; and (vi) the Shares are “restricted securities” that will bear a restrictive legend prohibiting their further transfer without registration or any exemption therefrom.

Section 3.4 Brokers and Finders. Each Buyer represents and warrants that he/she/it has made no agreements involving any fees of any type that relate to this Agreement and that would involve Seller, including but not limited to broker’s fee, finder’s fees or any similar compensation arrangement.

Section 3.5 Due Diligence Materials Provided. Each Buyer acknowledges that Seller has only recently become the controlling shareholder of the Company and has obtained control of the Company through court process which, by its nature, provides Seller with only very limited information regarding the Company, its history, its financial condition and any potential debts, obligations, liabilities or other claims. Each Buyer understands that there may be significant obligations, claims or other obligations against the Company of which Seller is unaware that would make the Company unsuitable for the business operations therein contemplated by Buyer, and each Buyer expressly assumes such risk

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to and to obtain the reliance of Buyers, the Company represents and warrants to Buyers that each of the following are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing. All references in this Agreement to “knowledge of the Company” shall mean the actual knowledge, after reasonable investigation, of the Company, its officers and directors and controlling shareholder.

Section 4.1 Organization. The Company is a Nevada corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate authority and powers, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, and is duly qualified to do business and is in good standing in the state of Nevada. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Schedule 4.1 sets forth a true, correct and complete list of the Company’s jurisdiction of organization and each other jurisdiction in which the Company presently conducts its business or owns, holds and operates its properties and assets. The Company is a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”) pursuant to SEC rules and regulations. The shares of Common Stock of The Company are currently quoted on the OTC Pink market of the OTC Markets Group under the symbol “BIMT”. “Material Adverse Effect” means, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to: (a) have a material adverse effect on the business, assets, financial condition or results of operations of The Company, as the case may be, in each case taken as a whole; (b) materially impair the ability of The Company, as the case may be, to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from: (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which The Company, as the case may be, operates, (iv) any changes in applicable laws or accounting rules or principles, including changes in GAAP, (v) acts of war, sabotage or terrorism, military actions or the escalation thereof; or (c) that would prohibit or otherwise materially interfere with the ability of any party to this Agreement to perform any of its obligations under this Agreement in any material respect.

Section 4.2 Subsidiaries. Except as disclosed in Schedule 4.2, the Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

Section 4.3 Organizational Documents. True, correct and complete copies of the Organizational Documents of the Company have been delivered to Buyers prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents since such date of delivery. The Company is not in violation or breach of any of the provisions of its Organizational Documents. “Organizational Documents” means, the Company’s certificate of incorporation and bylaws.

Section 4.4 Capitalization and Related Matters.

(a) The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock authorized, par value $0.00lper share, of which 6,250,750 shares of Common Stock are issued and outstanding and 10,000,000 shares of Preferred Stock, par value $0 001 per share, of which 10,000,000 shares of Preferred Stock are issued and outstanding. All issued and outstanding shares immediately prior to the Closing are duly authorized, validly issued, fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. There are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require The Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock.

(b) No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Section 4.5 No Conflict, Authority. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in contravene or conflict with or the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement or instrument to which the Company is a party , nor result in contravene, conflict with or a violation of, any Law or Order to which the Company is a party. The Company has full power, authority and legal right and has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement

Section 4.6 SEC Reports; Financial Statements. Except as set forth on Schedule 4.6, the Company has filed all SEC Reports for the one (1) years preceding the date hereof (or such shorter period as the Company was required by law to file such material). As of their respective dates, the SEC Reports and any registration statements filed under the Securities Act (the “Registration Statements”) complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports or Registration Statements, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All Material Contracts to which the Company is a party or to which the property or assets of the Company are subject have been appropriately filed as exhibits to the SEC Reports and the Registration Statements as and to the extent required under the Exchange Act and the Securities Act, as applicable. The financial statements of the Company included in the Registration Statement and the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended. The disclosure set forth in the SEC Reports and Registration Statements regarding the Company’s business is current and complete and accurately reflects operations of the Company, as it exists as of the date hereof, except as has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.7 Filings with Government Agencies. The Company files annual and quarterly reports with the SEC and is current in all filings that might be required and is current in their filings and reporting to the state of Nevada. Upon the purchase of the Shares by Buyers, Buyers will have the full responsibility for filing any and all documents required by the SEC and/or any other government agency that may be required. The Company will supply Buyers with all information that is currently available for the Company.

Section 4.8 Liabilities. Upon the Closing, the Company has no debt, obligation or liability of any nature, whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, any accounts payable or related party loans, as well as any other unpaid balances from the aforementioned transactions would be absorbed by the Seller. The Company has not incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business since July 2020. It is understood and agreed that the purchase of the Shares is predicated on the Company not having any debt at Closing, and the Company will not, as of Closing, have any debt The Company is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Company or its shares. To the Knowledge of the Company, there is no dispute of any kind between the Company and any third party, and to the Company’s Knowledge, no such dispute will exist at the Closing of this transaction and at the Closing, the Company will be free from any and all debts.

Section 4.9 Tax Returns and Audits.

(a) Tax Returns. The Company has filed all outstanding federal or state tax returns prior to the Closing. No Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Company that the Company is or may be subject to taxation by such jurisdiction; there are no Liens with respect to taxes on the Company’s property or assets other than Permitted Liens; and there are no tax rulings, requests for rulings, or closing agreements relating to the Company for any period (or portion of a period) that would affect any period after the date hereof

(b) No Adjustments, Changes. Neither the Company nor any other person on behalf of the Company (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 48l(a) of the Code or any similar provision of state, local or foreign law.

(c) No Disputes. To the Company’s Knowledge there is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any taxes of the Company, nor is any such claim or dispute pending or contemplated.

(d) Not a U.S. Real Property Holding Corporation. The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(e) No Tax Allocation, Sharing. The Company is not and has not been a party to any tax allocation or sharing agreement.

(f) No Other Arrangements. The Company is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section I 62(m), 280G or 404 of the Code. The Company is not a “consenting corporation” within the meaning of Section 34l(f) of the Code. The Company does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the. meaning of Section l 68{g). or (h), respectively of the. Code. The Company does not have any outstanding closing agreement, ruling request, requests for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any tax matter. During the last two years, the Company has not engaged in any exchange with a related party under which gain realized was not recognized by reason of Section 1031 of the Code. The Company is not a party to any reportable transaction within the meaning of Treasury Regulation Section l.6011--4.

Section 4.10 Material Assets. The financial statements of the Company set forth in the SEC Reports reflect the material properties and assets (real and personal) owned or leased by the Company.

Section 4.11 Litigation; Orders. There is no proceeding (whether Federal, state, local or foreign) pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of the Company’s properties, assets, business or employees. To the Knowledge of the Company, there is no fact that might result in or from the basis for any such proceeding. The Company is not subject to any orders.

Section 4.12 No Brokers or Finders. Except as disclosed in Schedule 4.12, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and after the Closing, the Company will indemnify and hold Buyer harmless against any liability or expense arising out of, or in connection with, any such claim.

Section 4.13 Contracts, Leases and Assets. The Company has provided to Buyers, prior to the date of this Agreement, true, correct and complete copies of each written contract which Buyers have requested from it and to which the Company is a party, including each amendment, supplement and modification thereto. No person holds a power of attorney from the Company.

Section 4.14 No Defaults. The Company is not in material breach or material default of any Material Contract to which it is a party and, to the Knowledge of the Company, no other party to any Material Contract to which the Company is a party is in material breach or material default thereof, except as has not had a Material Adverse Effect on the Company. To the Company’s Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a material default or material event of default under, any provision of any Material Contract to which the Company is a party, or (b) permit the Company or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract to which the Company is a party. The Company has not received notice of the pending or threatened cancellation, revocation or termination of any Material Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Contract to which the Company is a party. “Material Contract” means any contract to which the Company is a party that: (i) involves aggregate annual revenue or payments in excess of $25,000 per year; (ii) that is for the purchase, sale or lease of real property; (iii) that involves the Company’s receipt of goods or services in excess of $25,000 per year, without respect to dollar amounts, or (iv) is an employment agreement involving annual base salary payments in excess of $80,000.

Section 4.15 Employees.

(a) Except as set forth on Schedule 4.15(a). the Company has no employees, independent contractors or other Persons providing services to them. Except as would not have a Material Adverse Effect, the Company is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. The Company is. not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(b) No director, officer or employee of the Company is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Company, or (b) the ability of the Company to conduct its business. Except as set forth on Schedule 4.15(b), each employee of the Company is employed on an at-will basis and the Company does not have any contract with any of its employees which would interfere with its ability to discharge its employees.

Section 4.16 Compliance with Laws. The business and operations of the Company have been and are being conducted materially in accordance with all applicable Laws and Orders. the Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Company and, to the Knowledge of the Company, no proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. To the Knowledge of the Company, it has complied with all federal and state securities Jaws in connection with the offer, sale and distribution of its securities. At the time that the Company sold the Shares to Seller, the Company was entitled to use the exemptions provided by the Securities Act relative to the sale of its shares.

Section 4.17 Governmental Inquiries. The Company has provided to Buyers a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by the Company from any Governmental Authority, and the Company’s response thereto, and each material written statement, report or other document filed by the Company with any Governmental Authority.

Section 4.18 Bank Accounts and Safe Deposit Boxes. Except as set forth on Schedule 4.18, the Company does not have any bank or other deposit or financial account, nor does the Company have any lock boxes or safety deposit boxes.

Section 4.19 Intellectual Property. The Company does not own, use or license any intellectual property in its business as presently conducted.

Section 4.20 Stock Option Plans; Employee Benefits.

(a) the Company has no stock option plans providing for the grant by the Company of stock options to directors, officers or employees.

(b) the Company has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided the Company.

(c) Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Company, will result in (i) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Company (except as otherwise contemplated by this Agreement), (ii) any increase in the amount of compensation or benefits payable to any such individual, or (iii) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of the Company provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Company.

Section 4.21 Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 4.22 Bad Actor Representation. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the this transaction, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506.(d){J )µ) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

ARTICLE V

EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 5.1 Delivery of Seller and the Company. On the Closing Date, Sel1er and the Company, as applicable, shall deliver the following to Buyers, conditioned upon (i) all of Buyers’ representations and warranties set forth in Article III, above, shall be true and correct as of the Closing, and (ii) each Buyer’s performance of its delivery obligations in Section 5.2, below:

(a)	The Shares together with a duly executed copy of the unanimous written consent of the board of directors of the Company or other instruction required for the transfer of the Shares to Buyers. If necessary, after the Closing, Seller shall also execute such other certificates or other documents reasonably necessary to transfer the Shares to Buyers. If the Shares are to be transferred electronically in book form, then irrevocable instructions from Seller to the Escrow Agent and/or the Company’s transfer agent directing the transfer of the Shares to Buyers.

(b)	Written consent from the Company’s board of directors approving this Agreement and the transaction contemplated herein and approving the appointing Buyers’ designee to the board of directors, effective upon Closing.

(c)	Written resignation from all members of the Company’s board of directors excepting only Buyers’ designee, effective upon Closing.

(d)	Certificate of good standing of the Company dated as of the Closing Date.

(e)	A written resignation from all officers of the Company, effective upon Closing.

(f)	A shareholder list dated as of the Closing Date issued by the transfer agent of the Company.

(g)	A written waiver and release from Seller in favor of the Company of any debt obligation owed to Seller.

Section 5.2 Buyer’s Delivery. On the Closing Date, Buyers shall deliver the following to Seller, conditioned upon (i) all of Seller’s representations and warranties set forth in Article II, above, shall be true and correct as of the Closing, and (ii) each Buyer’s performance of its delivery obligations in Section 5.I, above:

(a)	Purchase Price of $380,000 in immediately available good funds (whereas $50,000 of deposit was already received by Escrow Agent on May 26, 2022).

(b)	A written consent to serve on the Company’s board of directors by Buyers’ nominee, effective upon Closing, including the nominee’s mailing address.

(c)	A written consent from Buyers’ nominee to serve as the President and as other officers of the Company, effective upon Closing, including the nominee’s mailing address.

(d)	A written acceptance from a registered agent appointed by Buyers for the Company, effective upon Closing, together with the new registered office for the Company which registered office shall be a street address and not a post-office box or similar mail drop service.

Section 5.3 Buyers’ Post-Closing Delivery. Upon the successful closing, Buyers shall instruct the Escrow Agent to release the whole amount of Purchase Price of $430,000 to Seller.

Section 5.4 SEC Report.

(a) From and after the Closing Date until the filing of the Immediate Report with the SEC, Seller shall timely collect and deliver necessary information of the Company’s business or operation prior to and as of the Closing Date for the purpose of preparing the Immediate Report and shall use its best efforts to cooperate with the Company and the Company’s auditor in connection with the auditor’s review on the Immediate Report.

(b) From and after the Closing Date, in the event the SEC notifies the Company of it-s intent to review any SEC Report filed prior to the Closing Date or the Company receives any oral or written comments from the SEC with respect to any SEC Report filed prior to the Closing Date or any disclosure regarding the Company business or operations, as in existence through the date hereof in any SEC Report or registration statement filed after the Closing Date, Buyers shall promptly notify Seller and Seller shall make commercially reasonable efforts to cooperate with Buyers in connection with such review and response.

Section 5.5 Assistance with Post-Closing Record Requests. It is understood that certain corporate records that were generated during the normal course of business of the Company have not been delivered to Buyers before the Closing Date and Seller agrees to use its best efforts to obtain such records upon the reasonable request of the Purchaser after the Closing Date. In the event that such records are not timely delivered to Buyers upon their request, Seller shal1 indemnify and hold Buyers harmless against any loss, liability or expense arising out of, or in connection with the failure of such delivery.

Section 5.6 Public Announcements. Buyers shall cause the Company to file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than four (4) business days following the Closing Date. Prior to the Closing Date, Buyers and the Company shall consult with each other in issuing the Form 8-K and any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and none of the parties shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by Law, or the rules of any securities exchange or self-regulatory organization, in which case the disclosing party shall provide the other parties with prior notice of no less than three (3) calendar days, of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other parties.

Section 5.7 Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of Buyers, after the Closing Date, Seller shall use reasonable best efforts to provide such information available to them, including information, filings, reports, financial statements or other circumstances of the Company occurring, reported or filed prior to the Closing, as may be necessary or required by the Company for the preparation of the post-Closing Date reports that the Company is required to file with the Commission to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any Commission comments relating thereto or any Commission inquiry thereof.

ARTICLE VI

REMEDIES

Section 6.1 Indemnification is Exclusive Remedy. This Agreement wi11 be governed by the laws of the State of Nevada without regard to conflicts of laws principles. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be adjudicated by the Courts of Nevada and may only be brought by a party if it is permitted pursuant to and is brought in accordance with the provisions of this Article VI. No party may bring any claim for breach, loss or damage arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, unless the party bringing such claim is entitled to indemnification for such breach, loss or damage pursuant to Article VI of this Agreement.

Section 6.2 Indemnification.

(a) Indemnification by Seller. From and after the Closing, Seller agrees to indemnify the Purchasers against all actual losses, damages and expenses (collectively, “Losses”) actually incurred by Buyers, caused by (i) any breach of any representation or warranty made by Seller in Article III of this Agreement or made by the Company in Article IV of this Agreement; and (ii) any breach of any covenant or obligation of Seller in this Agreement or any documents required to be performed by Seller after the Closing Date. The representations and warranties contained in this Agreement (including all schedules and exhibits hereto) shall survive the Closing for a period of two (2) months. Notwithstanding any other provision of this Agreement Seller’s aggregate liability in respect of all claims that the Company and/or any and all Purchasers may have against it pursuant to this Agreement will not exceed that amount of the Purchase Price.

Section 6.3 Indemnification Procedures.

(a) Except to the extent set forth in this Section 6.3, a Party will not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a written notice (a “Claim Notice”) setting forth in reasonable detail: (i) the breach or other matter giving rise to such indemnification claim which is asserted, (ii) the estimated amount, if reasonably practicable, of the Losses that have been incurred by the Indemnified Party in connection therewith, and (iii) copies of any notices, claims or complaints sent or filed by the claimant, has been given to the Indemnifying Party promptly, but in any event within thirty (30) days, after the Indemnified Party becomes aware of such claim (including the assertion or commencement of any third-party claim). Notwithstanding the preceding sentence, failure of the Indemnified Party to give timely notice hereunder shall not release the Indemnifying Party from its obligations under this Section 6.3, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice. With respect to Losses described in Section 6.2(a). Seller whose breach caused the Loss shall be the “Indemnifying Party” and the applicable Purchaser who incurred such Loss, shall be the “Indemnified Party”. With respect to Losses described in Section 6.2(b). the Purchaser whose breach caused the Loss shall be the “Indemnifying Party” and Seller or its affiliate or Representative who incurred such Loss, as applicable, shall be the “Indemnified Party”.

(b) Upon receipt of notice of any claim, suit, action or legal proceeding by a third party for which indemnification might be claimed by an Indemnified Party (a “Third-Party Claim”), the Indemnifying Party shall be entitled to defend, contest or otherwise protect against the Third-Party Claim at its own cost and expense, by providing written notice to the Indemnified Party of such election within thirty (30) days after the Indemnified Party receives a Claim Notice with respect to such Third-Party Claim, and the Indemnified Party must cooperate in any such defense or other action; provided, that the Indemnifying Party may not control the defense of any Third Party Claim that is criminal in nature or that seeks non-monetary equitable relief that would reasonably be expected to be material to the Indemnified Party if adversely determined. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnifying Party does not elect to assume defense of the Third-Party Claim, is not entitled under this Section 6.3 to control the defense of the Third-Party Claim or fails to competently conduct the defense of such Third-Party Claim. If the Indemnifying Party undertakes the defense of a Third-Party Claim, the Indemnified Party shall not, so long as the Indemnifying Party competently conducts the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except (i) where separate representation is necessary, in the reasonable opinion of counsel to the Indemnified Party, to avoid a conflict of interest that cannot be waived such that representation of both parties by the same counsel would violate processional standards of conduct for attorneys in the jurisdiction where the Indemnifying Party’s counsel is practicing on behalf of the Indemnifying Party, or (ii) reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party. If the Indemnifying Party assumes the defense of a Third-Party Claim, no compromise or settlement of the Third-Party Claim may be effected by the Indemnifying Party without the Indemnified Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). In the event the Indemnifying Party does not elect to assume control of the Third-Party Claim or otherwise is not entitled to control such Third-Party Claim in accordance with this Section 6.3.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notification of OTC Markets, FINRA and Nevada Secretary of State.

Buyers shall, within three (3) business days following the Closing Date take the following actions:

(a)	Notify OTC Markets, both via certified letter and by access to the website section of www.otcmarkets.com established for this purpose, of the new address and resident agent for the Company, the new director(s) of the Company and the new officers of the Company, including its President. Buyers shall promptly pay any fees associated with this notice.

(b)	Notify FINRA corporate actions office, as required by its rules and procedures, of the change in control of the Company, the new address and resident agent for the Company, the new director(s) of the Company and the new officers of the Company, including its President, and the new controlling shareholder(s) of the Company. Buyers shall promptly pay any fees associated with this notice.

(c)	Notify the Nevada Secretary of State, by filing an amended annual list of officers and directors and by filing a change in resident agent notification, of the new address and resident agent for the Company, the new director(s) of the Company and the new officers of the Company, including its President. Buyers shall promptly pay any fees associated with these filings.

(d)	Confirm to Seller in writing via certified letter to Seller and by providing copies of the notices and filings provided to OTC Markets, FINRA and the Nevada Secretary of State, that Seller has performed its obligations pursuant to Sections 7.l(a), .(h) and(L), above.

(e)	Should Buyers fail to timely perform according to this Section 5.1, Buyers expressly authorizes Seller to provide the notices and filings contemplated by this Section 5.1 and Buyers agrees to promptly reimburse Seller for all expenses related thereto, including filing fees and attorney’s fees actually incurred.

Section 7.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by overnight carrier or USPS via registered mail or certified mail, postage prepaid, addressed to the addresses set forth in this Agreement or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or sent. Any party with a non-US address may be provided notice via email, which notice shall be effective when sent to the party or its representative.

Section 7.3 Attorneys’ Fees. Except as expressly provided herein, each party will be responsible for their own attorney’s fees.

Section 7.4 Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence (a) the existence and terms of this Agreement and the transactions contemplated hereby, and (b) all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In addition, no party shall issue any press release or other public announcement concerning this Agreement, its existence or the transactions contemplated by this Agreement, without the prior written approval of the remaining parties.

Section 7.5 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.6 Survival; Termination; Limitation of Seller’s Liability. The representations, warranties and covenants of the respective parties shall survive the Closing and the consummation of the transactions herein contemplated two (2) months after the Closing Date. In no instance shall the liability of Seller (including, without limitation its owners or managers) arising hereunder or by reason of or related to any of the transactions contemplated hereby exceed the amounts actually paid by Buyers to Seller under this Agreement.

Section 7.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.8 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.9 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 7.10 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.11 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party. This contract is between Seller and Buyers. No person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.12 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.13 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.14 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each (a) has fully and carefully read and considered this Agreement; and (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof.

Section 7.15 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete sale contemplated by this agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this agreement.

Section 7.16 Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the state of Nevada applicable to agreements made and to be performed wholly within such jurisdiction and without regard to its conflicts of laws principles. Any dispute arising out of this Agreement shall be resolved in the state or federal courts sited in Clark County, Nevada to the exclusion of all other venues. The prevailing party in any such action shall be entitled to an award of costs and its reasonable attorney’s fees.

Section 7.17 Waiver of Jury Trial. ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT DELIVERED HEREUNDER.

Section 7.18 Certain Definitions For purposes of this Agreement, the following capitalized terms have the following meanings Other capitalized terms are defined elsewhere in this Agreement.

(a)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(b)	“Governmental Authority” means any federal, state, local or foreign government or political subdivision or union thereof (including the European Union), or any department, agency or instrumentality or fully-owned or partially-owned enterprise of such government or political subdivision or union, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

(c)	“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

(d)	“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority.

(e)	“Permitted Liens” means (a) Liens for taxes or assessments and similar governmental charges or levies, which, either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (iii) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (iv) Liens incurred or deposits made in the ordinary course of business in collections with social security, (v) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (vi) Liens arising under this Agreement or any agreement attached hereto or made a part hereof

(f)	“Stock Spit” mean a revere stock split of the existing issued and outstanding shares of Common Stock of the Company to be effected by the Company following the Closing.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Seller		Buyer

Custodian Ventures LLC.		Yuan Xiaoyan

By:	/s/ David Lazar	By:	/s/ Yuan Xiaoyan
Name:	David Lazar	Name:	Yuan Xiaoyan
Title:	CEO

Address of Seller for Notices:		Address of Buyer for Notices:

3445 Lawrence Ave, Oceanside, New York, 11572.		4-2-11, Jianguomen DipTomatic Apartment, Chaoyang District,Beijing,China

Email:	David@activistinvestingllc.com	Email:	agba@agba-smes.com

With a copy to (which shall not constitute notice)

Company

Bitmis Corp.

By:	/s/ David Lazar
Name:	David Lazar
Title:	President, CEO, and CFO

Address of the Company for Notices:

Appendix A Allocation Between Buyers

Name of Buyer	Purchase Price	Allocation of Shares of Series A Preferred Stock

Yuan Xiaoyan	$ 430,000	10,000,000 Shares